Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE INTERNATIONAL BUSINESS COMPANIES ACT

(CAP 291)

AMENDED & RESTATED

ARTICLES OF ASSOCIATION

OF

UTi WORLDWIDE INC.

PRELIMINARY

1.

In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite th respectively in the second column thereof.

Words	Meaning

“A” director	Any person being a director and designated as such by a resolution of mbers or resolution of directors pursuant to the provisions of Regulations 79 and 80.

“B” director	Any person being a director and designated as such by a resolution of mbers or resolution of directors pursuant to the provisions of Regulations 79 and 80.

capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)	the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b)	the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

“C” director	Any person being a director and designated as such by a resolution of mbers or resolution of directors pursuant to the provisions of Regulations 79 and 80.

chief executive

officer	Any person appointed as the chief executive officer of the Company or such other person designated to fulfil such role by the directors, from time to time in accordance with Regulation 109.

member	A person who holds shares in the Company. A mber may also be referred to from time to time as a shareholder.

person

An individual, company, corporation, trust, estate of a deceased individual, joint venture, limited liability company, public company limited, public limited company, partnership or any incorporated or unincorporated association of persons.

plurality of the votes	The greatest number of votes, irrespective of whether such number of votes constitutes a simple or absolute majority of votes or otherwise.

public disclosure

Any disclosure in a press release reported by a national or international news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a registration statement under the U.S. Securities Act of 1933.

resolution of directors	Except as otherwise required by law, the Morandum or these Articles, a resolution

(a)

approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b)

consented to in writing by three-quarters of the directors or by two-thirds of the mbers of a committee with three mbers or by three-quarters of the mbers of a committee other than those committees with three mbers, as the case may be; or

(c)	with respect to calling a meeting of directors, a resolution consented to in writing by any one director and notified to all other directors.

resolution of members	Except as otherwise required by the Morandum or these Articles, a resolution approved at a duly convened and constituted meeting of the mbers of the Company by the affirmative vote of

(a)	in all matters other than the election of directors, a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b)

in all matters other than the election of directors, a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a separate class or series and were voted and not abstained and a simple majority of the votes of shares entitled to vote thereon which were present at the meeting and were voted and not abstain; or

(c)

in relation to the election of directors by the mbers under these Articles, a resolution approved at a duly convened and constituted meeting of the mbers of the Company by the affirmative vote of a plurality of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

the Act	The International Business Companies Act (Cap 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

the Exchange Act	U.S. Securities Exchange Act of 1934, as amended.

the Morandum	The Morandum of Association of the Company as originally framed or as from time to time amended.

the Seal	Any Seal which has been duly adopted as the Seal of the Company.

these Articles	These Articles of Association as originally framed or as from time to time amended.

treasury	Shares in the Company that were previously issued but were
shares	repurchased, redeed or otherwise acquired by the Company and not cancelled.

2.

“Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.	Whenever the singular or plural number, or the masculine, finine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5.

A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by mbers holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of mbers who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Morandum.

REGISTERED SHARES

7.

Every mber holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company or under the Seal of the Company. The certificate shall specify the share or shares held by the mber and shall

(a)	be signed by two directors or two officers of the Company, or by one director and one officer; or

(b)	be under the Seal of the Company, with or without the signature of any director or officer of the Company and the signature of the director(s) or officer(s) and/or the Seal may be facsimiles.

8.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

9.

Subject to the provisions of these Articles and the Morandum, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

10.

No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

11.

Shares in the Company shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the Company), an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12.

Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13.

A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deed to have been received by the Company in respect of the other share, debt obligation or security.

14.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15.

The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16.

Upon the issue by the Company of a share without par value, if an amount is stated in the Morandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17.	The Company may purchase, rede or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

18.	Subject to provisions to the contrary in

(a)	the Morandum or these Articles;

(b)	the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or

(c)	the subscription agreent for the issue of the shares,

the Company may not purchase, rede or otherwise acquire its own shares without the consent of mbers whose shares are to be purchased, redeed or otherwise acquired.

19.

No purchase, redption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

20.	A determination by the directors under the preceding Regulation is not required where shares are purchased, redeed or otherwise acquired

(a)	pursuant to a right of a mber to have his shares redeed or to have his shares exchanged for money or other property of the Company;

(b)	by virtue of a transfer of capital pursuant to Regulation 47;

(c)	by virtue of the provisions of Section 83 of the Act; or

(d)	pursuant to an order of the court.

21.

Shares that the Company purchases, redes or otherwise acquires pursuant to the preceding Regulations 17 to 20 may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

22.

Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

23.

The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

MORTGAGES AND CHARGES OF REGISTERED SHARES

24.

Mbers may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company may give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirents herein contained for consent to the transfer of shares.

25.	In the case of the mortgage or charge of registered shares, the Company may, at its option, enter in the share register of the Company at the request of the registered holder of such shares

(a)	a statent that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the share register.

26.	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

(a)	with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indnities as the directors shall consider necessary or desirable.

27.

Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

FORFEITURE

28.	When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

29.

Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the mber who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

30.	The written notice specifying a date for payment shall

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b)	contain a statent that in the event of non-payment at or before the time named in the notice the shares, or any of th, in respect of which payment is not made will be liable to be forfeited.

31.

Where a written notice has been issued and the requirents have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

32.

The Company is under no obligation to refund any moneys to the mber whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the mber is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

33.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a mber, whether singly or jointly with any other person or persons, for all the debts and liabilities of such mber or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such mber, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such mber or his estate and any other person, whether a mber of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part expt from the provisions of this Regulation.

34.

In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and danding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

35.	The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

36.

Subject to any resolutions of directors, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

37.	The Company shall not be required to treat a transferee of a registered share in the Company as a mber until the transferee's name has been entered in the share register.

TRANSMISSION OF SHARES

38.

The executor or administrator of a deceased mber, the guardian of an incompetent mber or the trustee of a bankrupt mber shall be the only person recognized by the Company as having any title to his shares but they shall not be entitled to exercise any rights as a mber of the Company until they have proceeded as set forth in the next following three Regulations.

39.

The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased mber or of the appointment of a guardian of an incompetent mber or the trustee of a bankrupt mber shall be accepted by the Company even if the deceased, incompetent or bankrupt mber is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

40.

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any mber may be registered as a mber upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a mber shall for all purposes be deed to be a transfer of shares of the deceased, incompetent or bankrupt mber and the directors shall treat it as such.

41.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any mber may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

42.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

43.

The Company may by a resolution of directors or a resolution of mbers, amend the Morandum to increase or reduce its authorized capital and in connection therewith the Company may increase or reduce the number of such shares, increase or reduce the par value of any of its shares or effect any combination of the foregoing.

44.	[Intentionally Omitted]

45.	The Company may by a resolution of directors or a resolution of mbers amend the Morandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

46.	The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

47.

Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

48.

No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

49.

No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its raining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

MEETINGS AND CONSENTS OF MBERS

50.

Any action required or permitted to be taken by the mbers must be effected at a duly called annual or special meeting (as described in Regulations 52 and 53) of the mbers entitled to vote on such action and may not be effected by a resolution consented to in writing.

51.	All meetings of mbers (whether annual or special) shall be held at such places as may be fixed from time to time by the directors.

52.

A meeting of mbers, which shall be held no more than once in each calendar year, for election of directors in accordance with regulation 79(b) and for such other business as may come before the meeting (the “annual meeting of mbers”) shall be held at such date and time as may be determined by the directors.

53.

A meeting of mbers other than an annual meeting of mbers which shall be held for the consideration of any business, including the election of directors, shall hereinafter be referred to as a “special meeting of mbers.” A special meeting of mbers may be called by the directors pursuant to a resolution of directors at such date, time and for the consideration of any business as may be determined by the directors, save that upon the written request of mbers holding more than 50 percent of the votes of the outstanding voting shares in the Company, the directors shall convene a special meeting of mbers.

54.

Written notice of all meetings of mbers, stating the time, place and, and in the case of a special meeting of mbers, the purpose or purposes thereof, shall be given not fewer than ten days before the date of the proposed meeting to those persons whose names appear as mbers in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

55.	The directors may fix the date notice is given of a meeting of mbers as the record date for determining those shares that are entitled to vote at the meeting.

56.	A meeting of mbers may be called on short notice:

(a)

if mbers holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where mbers are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the raining votes, have agreed to short notice of the meeting, or

(b)

if all mbers holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deed to constitute waiver.

57.	The inadvertent failure of the directors to give notice of a meeting to a mber, or the fact that a mber has not received notice, does not invalidate the meeting.

58.	A mber may be represented at a meeting of mbers by a proxy who may speak and vote on behalf of the mber.

59.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60.

An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the mber appointing the proxy:

(Name of Company)

I/We ..........................................................................................

being a mber of the above Company with.............................................shares

HEREBY APPOINT.....................................................................................

of................................................................................................

or failing him..................................................................................

of................................................................................................

to be my/our proxy to vote for me/us at the meeting of mbers to be held on the...............day of.................................and at any adjournment thereof.

[Any instructions or restrictions on voting to be inserted here]

Signed this......................day of......................................................

..................................

Mber

Execution of the instrument appointing a proxy may be accomplished by the mber or such mber’s authorised officer, director, ployee or agent signing such instrument by any reasonable means, including, but not limited to, by facsimile signature. A mber may authorise another person or persons to act for such mber as proxy by transmitting or authorising the transmission of such communication evidencing the mber’s intention to appoint a person or persons as his proxy by means of a telegram, cablegram, or other means of electronic transmission (including but not limited to, via internet or telephone) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organisation or like agent duly authorised by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or the other means of electronic transmission (which must be supported by printed evidence thereof) must be either set forth or be submitted with written information from which it can be determined that the telegram, cablegram or printed evidence of the other electronic transmission was authorised by the mber. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Regulation 60 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

61.	The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of th may be present in person or by proxy at a meeting of mbers and may speak as a mber;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

62.

Subject to such guidelines and procedures as may be established by the directors by resolution of directors from time to time, a mber shall be deed to be present at a meeting of mbers if he participates by telephone or other electronic means and all mbers participating in the meeting are able to hear each other.

63.

A meeting of mbers is duly constituted if, at the commencent of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of mbers to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter that is a proper matter for mber action and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of mbers.

64.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of mbers, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the chairman of the meeting may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65.	At any meeting of mbers, a proposal of business shall be brought before such meeting:

(a)	by or at the direction of the chairman of the board of directors or by resolution of directors; or

(b)

by any mber who is a holder of record at the time of the giving of the notice provided for in Regulation 54 who is entitled to vote at the meeting and who complies with the procedures set out in Regulation 66 or 81.

66.

(a)          For business to be properly brought to an annual meeting or a special meeting of mbers by a mber, such business must be a proper matter for mber action and the mber must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the Secretary of the Company (the “Secretary”) at the principal executive offices of the Company. To be considered timely in connection with an annual meeting of mbers, a mber’s notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of mbers; provided, however, that in the event that the date of the annual meeting of mbers changed by more than 30 days from such anniversary date, in order to be timely, notice from the mber must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting of mbers. To be considered timely in connection with a special meeting of mbers, a mber’s notice must be delivered not less than 60 days nor more than 90 days prior to the date of such special meeting or not later than the tenth day following the day on which public disclosure is first made by the Company of the date of the special meeting of mbers. For the purposes of this Regulation 66, any adjournment(s) or postponent(s) of the original annual or special meeting of mbers whereby such meeting will reconvene within 30 days from original date shall be deed, for purposes of notice, to be a continuation of such original meeting of mbers and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A mber’s notice to the Secretary shall set out:

(i)	a brief description of the business desired to be brought before the meeting;

(ii)

the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend either the Morandum or the Articles of the Company, the language of the proposed amendment);

(iii)	the reasons for conducting such business at the meeting;

(iv)

a representation that the mber is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to conduct the business being proposed as specified in the notice;

(v)	the name and address of record of the mber proposing such business;

(vi)	the class and number of shares of the Company which are beneficially owned by such mber;

(vii)	any material interest of such mber in such business; and

(viii)	if the mber intends to solicit proxies in support of such mber’s proposal, a representation to that effect.

(b)

Notwithstanding the foregoing, nothing in this Regulation 66 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statent distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of mbers shall have the power and the duty, if the facts so warrant, to determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Regulation 66 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. However, the notice requirents set out in this Regulation 66 shall be deed satisfied by a mber if the mber has notified the Company of his intention to present a proposal at a meeting of mbers and such mber’s proposal has been included in a proxy statent that has been distributed by, at the direction of, or on behalf of, the directors to solicit proxies for such meeting; provided that, if such mber does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company. Notwithstanding the provisions of this Regulation 66, a mber shall also comply with all applicable requirents of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Regulation 66. Nothing in this Regulation 66 shall be deed to affect any rights of mbers to request inclusion of proposals in the Company’s proxy statent pursuant to Regulation 14A under the Exchange Act.

67.

At every meeting of mbers, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board of directors is not present at the meeting, the vice-chairman of the board of directors shall be the chairman of the meeting. If there is no vice-chairman of the board of directors or if the vice-chairman of the board of directors is not present at the meeting, the chief executive officer shall be the chairman of the meeting. In the absence of the chief executive officer, such other person as shall be selected by the board of directors shall act as chairman of the meeting. Subject to the Morandum and these Articles, the board of directors may adopt by resolution rules and regulations for the conduct of meetings of mbers as it shall de appropriate relating to (a) the establishment of an agenda or order of business for the meeting and other matters pertaining to the conduct of the meeting, (b) maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting of mbers of record, their duly authorized and constituted proxies or such other persons as the directors or chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencent thereof, and (e) limitations on the time allotted to questions or comments by participants.  Subject to the Morandum of Association, these Articles and any resolution of the directors, the chairman of the meeting of mbers shall have the right and authority to prescribe rules and regulations for the conduct of meetings of mbers as he shall de appropriate relating to the matters described in subparagraphs (a) through (e) above.

68.

The chairman of the meeting may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

69.

At any meeting of the mbers the chairman of the meeting shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting (including any adjournment thereof) and recorded in the minutes thereof. If the chairman of the meeting shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any mber present in person or by proxy who disputes the announcent by the chairman of the result of any vote may immediately following such announcent dand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

70.

Any person other than an individual shall be regarded as one mber and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such mber shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any mber.

71.

Any person other than an individual which is a mber of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of mbers of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual mber of the Company.

72.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

73.	Directors of the Company may attend and speak with mbers of the Company and at any separate meeting of the holders of any class or series of shares in the Company.
74.	No business of the Company shall be conducted at a meeting of mbers except in accordance with the provisions of Regulations 50 to 74.

DIRECTORS

75.	There shall be a minimum of three (3) and a maximum of eight (8) directors.
76.

The continuing directors may act, notwithstanding any vacancy in their body, so long as there rain in office not less than the prescribed minimum number of directors duly qualified to act set forth in Regulation 75, but if the number falls below the prescribed minimum, the raining directors shall not act except for the purpose of filling such vacancy.

77.

The shareholding qualification for directors may be fixed, and from time to time varied, by a resolution of directors and unless and until so fixed no qualification shall be required. A director must be an individual.

78.	The directors may, by a resolution of directors, fix the oluments of directors with respect to services to be rendered in any capacity to the Company.

APPOINTMENT AND RETIRENT OF DIRECTORS

79.

(a)          Subject to the provisions of the Morandum or these Articles, the first directors of the Company shall be appointed by the subscriber to the Morandum, and thereafter, at the annual meeting of mbers or at a special meeting of mbers, the mbers shall elect, by resolution of mbers, directors to serve, in the case of the annual meeting of mbers, for the term as set forth in Regulation 79(b) and in the case of a special meeting of mbers, for the term set forth in Regulation 79(c).

Between the meetings of mbers (whether annual or special), the directors may by resolution of directors fill any vacancy on the board of directors or elect directors as set forth in Regulation 80.

(b)	With respect to directors elected at the annual meeting of mbers:

(i)

The directors are and shall be divided into three classes hereinafter designated as  "A" directors, "B" directors and  "C" directors.  For the avoidance of doubt, the numbers of directors in each class of directorship need not be equal to the number of directors in any other class.

(ii)

No director shall be elected without being designated either as an "A", "B" or "C" director and each director ( whether an "A", "B" or "C" director) shall hold office within their class for a term of three years until his successor takes office or until his earlier death, resignation or roval.

(iii)	At each annual meeting of mbers at which directors are to be elected, the successors of the class of directors whose term expires at that meeting shall be elected in accordance with these Articles.

(iv)	Retiring directors shall be eligible for re-election.

(c)	Any directors elected at a special meeting of mbers shall:

(i)	be designated by resolution of mbers as either a “A”, “B” or “C” director; and

(ii)

hold office for the rainder of the full term of the class of directorship in which a vacancy occurs or the additional director is elected whereupon he or his successor shall be duly re-elected or elected as the case may be, or until his earlier death, resignation or roval from office in accordance with these Articles or any applicable law.

80.

Between meeting of mbers, any vacancy on the board of directors resulting from death, resignation, roval or other cause or the election of an additional director or directors shall be filled by the affirmative vote of a majority of the directors then in office and any director so elected shall:

(a)	be designated by the directors as either a “A”, “B” or “C” director; and
(b)

hold office for the rainder of the full term of the class of directorship in which a vacancy occurs or the additional director was appointed whereupon he or his successor shall be duly re-elected or elected as the case may be, or until his earlier death, resignation or roval from office in accordance with these Articles or any applicable law.

81.

(a)          At any meeting of mbers (whether an annual or a special meeting of mbers) for the election of directors, only persons who have been nominated in accordance with this Regulation shall be eligible for election. Nominations shall only be made

(i)	by or at the direction of the directors; or

(ii)	by a mber entitled to vote for the election of directors who complies with the procedures set out below in Regulation 81(b).
(b)

With respect to the nominations made in accordance with Regulation 81 (a) (ii) above, such nominations shall be made pursuant to timely notice in writing to the Secretary at the principal executive offices of the Company. To be considered timely in connection with an annual meeting, a mbers’ notice shall be delivered to or mailed and received at the principal executive offices of the

Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of mbers; provided, however, that in the event that the date of the annual meeting of mbers changed by more than 30 days from such anniversary date, notice by the mber to be timely must be so received by the Company not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting of mbers. To be considered timely in connection with a special meeting of mbers, a mber’s notice must be delivered not less than 60 days nor more than 90 days prior to the date of such special meeting of mbers or not later than the tenth day following the day on which public disclosure is first made by the Company of the date of the special meeting of mbers. For the purposes of this Regulation 81, any adjournment or postponent of the original annual or special meeting of mbers whereby such meeting will reconvene within 30 days from the original date shall be deed for the purposes of this notice to be a continuation of such original meeting of mbers and no nominations by a mber of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for such meeting on the date originally scheduled. A mber’s notice to the Secretary shall set out

(i)	the name and address of record of the mber who intends to make the nomination;

(ii)

a representation that the mber is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice;

(iii)	the class and number of shares of the Company which are beneficially owned by such mber;

(iv)	a description of all arrangents or understandings between the mber and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the mber;

(v)

as to each nominee, the name, age, business address and residence address of the person, the principal occupation or ployment of the person, the class and number of shares of the Company which are beneficially owned by such nominee and such other information regarding each nominee proposed by such mber as would have been required to be included in a proxy statent filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

(vi)	the written consent of each nominee to serve as a director of the Company if so elected; and

(vii)	if the mber intends to solicit proxies in support of such mber’s nominees, a representation to that effect.

82.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures detailed in Regulation 81. If at any meeting of mbers at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of mbers in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

83.	[Intentionally omitted]

DISQUALIFICATION AND ROVAL OF DIRECTORS

84.	Subject to the provisions of the Act, a director shall cease to hold office as such only:

(a)	if he becomes of unsound mind and is roved by a resolution signed by all the other directors or by a resolutions of mbers; or

(b)

if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office and is roved by a resolution signed by all the other directors; or

(c)

if he is absent from meetings of the directors for six consecutive months without leave of the directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period and is roved by a resolution signed by all the other directors; or

(d)	if he dies; or

(e)

if he has given to the Company notice in writing of his intention to resign and such resignation shall be effective from the date such notice is received by the Company or at such later date as may be specified in the notice; or

(f)

if he shall, as a matter of law, be disqualified or cease to hold office or be prohibited from acting as director then he shall be roved from office by a resolution signed by all the other directors; or

(g)	if he is roved from office by a resolution signed by all the other directors; or

(h)

if he is roved from office for cause by a resolution of mbers. For the purposes of this Regulation 84(h), “cause” means the wilful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by the director in gross misconduct materially and donstrably injurious to the Company; or

(i)

if he is roved from office without cause by a resolution of the majority of the mbers of the Company, being for the purposes of this Regulation 84(i) only, an affirmative vote of the holders of 66 2/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

REGISTER OF DIRECTORS

85.

The Company shall keep a register to be known as a register of directors, a copy of which shall be kept at the registered office of the Company. The Company may determine by resolution of directors to register a copy with the Registrar of Corporate Affairs. The register of directors shall contain:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as director of the Company; and
(c)	the date on which each person named as a director ceased to be a director of the Company.

86.	[Intentionally Omitted]

MANAGING DIRECTORS

87.

The directors may from time to time and by resolution of directors appoint one or more of their number to be a managing director or joint managing director and may, subject to any contract between him or th and the Company, from time to time terminate his or their appointment and appoint another or others in his or their place or places.

88.

A director appointed in terms of the provisions of Regulation 87 to the office of managing director of the Company may be paid, in addition to the runeration payable in terms of Regulation 78, such runeration not exceeding a reasonable maximum in each year in respect of such office as may be determined by a disinterested quorum of the directors.

89.

The directors may from time to time, by resolution of directors, entrust and confer upon a managing director for the time being such of the powers and authorities vested in th as they think fit, save that no managing director shall have any power or authority with respect to the matters requiring a resolution of directors under the Act.

POWERS OF DIRECTORS

90.

The business and affairs of the Company shall be managed by the directors who may exercise all such powers of the Company as are not by the Act or by the Morandum or these Articles required to be exercised by the mbers of the Company, subject to any delegation of such powers as may be authorized by these Articles.

91.

The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

92.

Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

93.

The directors may authorise the payment of such donations by the Company to such religious, charitable, public or other bodies, clubs, funds or associations or persons as may se to th advisable in the interests of the Company.

94.

The directors may by resolution of directors exercise, or authorize any of the officers of the Company to exercise, all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

95.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

96.

The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

(a)	the sum secured;

(b)	the assets secured;

(c)	the name and address of the mortgagee, chargee or other encumbrancer;

(d)	the date of creation of the mortgage, charge or other encumbrance; and

(e)	the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

97.	The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Corporate Affairs.

PROCEEDINGS OF DIRECTORS

98.

The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may by resolution of directors determine to be necessary or desirable.

99.	A director shall be deed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

100.

A director shall be given by mail, telegraphing, telegraphing, telexing, facsimile, telephone, including a voice messaging syst, or electronic transmission not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

101.	A meeting of directors is duly constituted for all purposes if at the commencent of the meeting there are present in person not less than one-half of the total number of directors.

102.

At every meeting of the directors the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board of directors is not present at the meeting the vice-chairman of the board of directors shall preside. If there is no vice-chairman of the board of directors or if the vice-chairman of the board of directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

103.

An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by three-quarters of the directors or by two-thirds of the mbers of a committee with three mbers or by three-quarters of the mbers of a committee other than a committee with three mbers, as the case may be, provided that a copy of the proposed resolution will have been sent to all of the directors or the mbers of the committee, for their consent. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

104.	The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, mbers, committees of directors, committees of officers and committees of mbers;

(b)	copies of all resolutions consented to by directors, mbers, committees of directors, committees of officers and committees of mbers; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

105.	The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

COMMITTEES

106.	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

107.

Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Morandum or these Articles, to appoint directors or fix their oluments, or to appoint officers or agents of the Company.

108.

The meetings and proceedings of each committee of directors consisting of 1 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

109.

The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a chief executive officer or one or more joint chief executive officers, a chairman of the board of directors, a vice-chairman of the board of directors, a president or one or more joint presidents and one or more vice-presidents, secretaries and treasurers and such other holders of any other executive office in the Company or officers as may from time to time be deed desirable. Any number of offices may be held by the same person.

110.

The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the board of directors to preside at meetings of directors and mbers, the vice-chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to th by the president, the secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirents imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

111.	The oluments of all officers shall be fixed by resolution of directors.

112.

The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be roved at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

113.

No agreent or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreent or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreent or transaction and his interest in or relationship to any other party to the agreent or transaction are disclosed in good faith or are known by the other directors.

114.	A director who has an interest in any particular business to be considered at a meeting of directors or mbers may be counted for purposes of determining whether the meeting is duly constituted.

INDNIFICATION

115.

Subject to the limitations hereinafter provided the Company shall, to the fullest extent permitted by law, indnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlent and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was a director or officer of the Company and who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer, of the Company; or

(b)

is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise;

provided, however, that, except as provided in Regulation 121E with respect to proceedings to enforce rights to indnification, the Company shall indnify any such director or officer or former director or officer in connection with a proceeding (or part thereof) initiated by such director or officer or former director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

116.

The indnity in Regulation 115 only applies if the director or officer or former director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

117.	For the purposes of Regulation 116, a director or officer acts (or a former director or officer acted) in the best interests of the Company if he acts (or acted) in the best interests of
(a)	the Company’s holding company; or
(b)	a shareholder (mber) or shareholders (mbers) of the Company;

in either case, in the circumstances specified in Section 120 (2), (3) or (4) of the BVI Business Companies Act, 2004 (No. 16 of 2004), as the case may be.

118.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

119.

The termination of any proceedings by any judgment, order, settlent, conviction or the entering of a nolle prosequi or nolo contendere does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

120.

Expenses, including legal fees, incurred by a director or officer in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the director or officer is not entitled to be indnified by the Company in accordance with Regulation 115. However, the Company shall not be required to advance such expenses to a director or officer who is a party to any legal, administrative or investigative proceedings brought by the Company and approved by a majority of the directors which alleges wilful misappropriation of corporate assets by such director or officer, wrongful disclosure of confidential information or any other wilful and deliberate breach in bad faith of such person’s duty to the Company or its shareholders (mbers).

121A

Expenses, including legal fees, incurred by a former director or officer in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director or officer to repay the amount if it shall ultimately be determined that the former director or officer is not entitled to be indnified by the

Company in accordance with Regulation 115 and upon such terms and conditions, if any, as the Company des appropriate. However, the Company shall not be required to advance such expenses to a former director or officer who is a party to any legal, administrative or investigative proceedings brought by the Company and approved by a majority of the directors which alleges wilful misappropriation of corporate assets by such former director or officer, wrongful disclosure of confidential information or any other wilful and deliberate breach in bad faith of such former person’s duty to the Company or its shareholders (mbers).

121B.

The indnification and advancent of expenses provided by, or granted pursuant to, Regulations 115-121 are not exclusive of any other rights to which the person seeking indnification or advancent of expenses may be entitled under any agreent, resolution of mbers, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director or officer of the Company. The Company may enter into a separate indnification agreent with any person who is or was serving as a director, officer, ployee or agent of the Company, or any person who is or was serving, at the request of the Company, as a director, officer, ployee or agent of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

121C.

If a person referred to in Regulation 115 has been successful in defence of any proceedings referred to in Regulation 115, the person is entitled to be indnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlent and reasonably incurred by the person in connection with the proceedings.

121D.

The Company may purchase and maintain insurance in relation to any person who is or was a director, officer, ployee, agent or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer, ployee, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indnify the person against the liability as provided in the Articles.

121E.

If a claim under Regulation 115, 120 or 121A is not paid in full by the Company within forty-five (45) days after a written claim has been received by the Company, except in the case of a claim for an advancent of expenses, in which case the applicable period shall be thirty (30) days, any director or officer or former director or officer may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancent of expenses pursuant to the terms of an undertaking, such director or officer or former director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a director or officer or former director or officer to enforce a right to indnification hereunder (but not in a suit brought by such person to enforce a right to an advancent of expenses) it shall be a defense that, and (ii) in any suit brought by the Company against a director or officer or former director or officer to recover an advancent of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, such person has not met any applicable standard for indnification set forth in the BVI Business Companies Act, 2004 (No. 16 of 2004). Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders (mbers)) to have made a determination prior to the commencent of such suit that indnification of a director or officer or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the BVI Business Companies Act, 2004 (No. 16 of 2004), nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders (mbers)) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met such applicable standard of conduct or, in the case of such suit brought by a director or officer or former director or officer, be a defense to such suit. In any suit brought by any director or officer or former director or officer to enforce a right to indnification or to an advancent of expenses hereunder, or brought by the Company to recover an advancent of expenses pursuant to the terms of an undertaking, the burden of proving that the person is not entitled be indnified, or to such advancent of expenses, under these Articles or otherwise shall be on the Company.

121F.

The rights conferred in Regulations 115-121 shall be contract rights and such rights shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of such individual’s heirs, executors and administrators. Any amendment, alteration or repeal of Regulations 115-121 that adversely affects any right of an individual or such individual’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SEAL

122.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office of the Company. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

123.

The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

124.	The directors may from time to time pay to the mbers such interim dividends as appear to the directors to be justified by the profits of the Company.

125.

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

126.

No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

127.	All dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

128.

No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

129.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

130.

In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

131.

In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

132.

A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

ACCOUNTS AND AUDIT

133.

The Company may by resolution of directors call for the preparation periodically of a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

134.	The Company may by resolution of directors call for the accounts to be examined by auditors.

135.	The first auditors of the Company and subsequent auditors shall be appointed by resolution of directors.

136.	The auditors may be mbers of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

137.	The runeration of the auditors of the Company may be fixed by resolution of directors.

138.

The auditors shall examine each profit and loss account and balance sheet required to be served on every mber of the Company or laid before a meeting of mbers of the Company and shall state in a written opinion those its required by applicable accounting standards or the rules and regulations applicable to the Company.

139.	The opinion of the auditors shall be annexed to the accounts and may be read at the meeting of mbers at which the accounts are laid before the Company or may be served on the mbers.

140.

Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

141.

The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of mbers of the Company at which the Company's profit and loss account and balance sheet are to be presented.

NOTICES

142.

Any notice, information or written statent to be given by the Company to mbers may be served in the case of mbers holding registered shares in any way by which it can reasonably be expected to reach each mber or by mail addressed to each mber at the address shown in the share register.

143.	Any summons, notice, order, document, process, information or written statent to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

144.

Service of any summons, notice, order, document, process, information or written statent to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statent was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

145.

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or oluments to, any persons who are or were at any time in the ployment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried ployment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of mbers, a director holding any such ployment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or olument.

VOLUNTARY WINDING UP AND DISSOLUTION

146.

The Company may voluntarily commence to wind up and dissolve by a resolution of mbers but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.

CONTINUATION

147.

The Company may by resolution of mbers or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, MIDOCEAN MANAGENT AND TRUST SERVICES (BVI) LIMITED, of 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 30th day of January 1995 in the presence of:

[Sgnd: L Gumbs]	[Sgnd: J Prescott]
.................................	....................................

L GUMBS	J PRESCOTT
Witness	Subscriber

9 Columbus Centre	Authorized Signatory
Pelican Drive, Road Town	Midocean Managent and Trust
Tortola	Services (BVI) Limited